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                                                                      Exhibit 21


                       CAPITAL ONE FINANCIAL CORPORATION

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT





1. Capital One Bank                   Incorporated in the Commonwealth
                                      of Virginia


2. Capital One F.S.B.                 Federal Savings Bank


3. Capital One Services, Inc.         Incorporated in the State of
                                      Delaware

4. America One Communications, Inc.   Incorporated in the State of
                                      Delaware